Exhibit 4.1(c)

NOTATION OF GUARANTEE

Each of the undersigned (the “Guarantors”) hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated as of May 19, 2010 by and among WIRECO WORLDGROUP INC., a Delaware corporation, as issuer (the “Company”), the Guarantors party thereto and U.S. Bank National Association, as Trustee (as amended, restated or supplemented from time to time, the “Indenture”), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

The obligations of the Guarantors to the Holders and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of the Note Guarantee. Each Holder of a Note, by accepting such Note, agrees to and shall be bound by such provisions.

Each Note Guarantee shall be limited to an amount not to exceed the maximum amount that can be guaranteed by such Guarantor after giving effect to all of its other contingent and fixed liabilities without rendering such Note Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture.

[Signatures on Following Pages]

[Signature Page to WireCo WorldGroup Inc. Note Guarantees]

IN WITNESS WHEREOF, each of the Guarantors has caused this Note Guarantee to be signed by a duly authorized officer.

WIRECO WORLDGROUP (CAYMAN), INC.
as Guarantor

By:	/s/ Troy W. Thacker
	Name:	Troy W. Thacker
	Title:	Director

WIRECO WORLDGROUP LIMITED, as Guarantor

By:	/s/ Troy W. Thacker
	Name:	Troy W. Thacker
	Title:	Director

WRCA DISTRIBUTOR (CAYMAN) LTD. as Guarantor

By:	/s/ Troy W. Thacker
	Name:	Troy W. Thacker
	Title:	Director

WIRECO WORLDGROUP SALES (CAYMAN) LTD. as Guarantor

By:	/s/ Troy W. Thacker
	Name:	Troy W. Thacker
	Title:	Director

WRCA FINANCE (LUXEMBOURG) S.A R.L. as Guarantor

By:	/s/ Ira Glazer
	Name:	Ira Glazer
	Title:	Manager

WRCA (LUXEMBOURG) HOLDINGS S.A R.L. as Guarantor

By:	/s/ Ira Glazer
	Name:	Ira Glazer
	Title:	Manager

WRCA (LUXEMBOURG) S.A R.L. as Guarantor

By:	/s/ Ira Glazer
	Name:	Ira Glazer
	Title:	Manager

[Signature Page to WireCo WorldGroup Inc. Note Guarantees]

WRCA US HOLDINGS INC.
as Guarantor

By:	/s/ Ira Glazer
	Name:	Ira Glazer
	Title:	President

WRCA, LLC as Guarantor
By: WIRECO WORLDGROUP, INC. (f/k/a Wire
Rope Corporation of America, Inc.)

By:	/s/ Ira Glazer
	Name:	Ira Glazer
	Title:	President

1295728 ALBERTA ULC as Guarantor

By:	/s/ Ira Glazer
	Name:	Ira Glazer
	Title:	President

WIRELINE WORKS PARTNERSHIP, as Guarantor, by its duly authorized partner 1295728 Alberta ULC

By:	/s/ Ira Glazer
	Name:	Ira Glazer
	Title:	President

WRCA CANADIAN HOLDINGS (LUXEMBOURG) S.A R.L., as Guarantor

By:	/s/ Ira Glazer
	Name:	Ira Glazer
	Title:	Manager

CASAR DRAHTSEILWERK SAAR GMBH as Guarantor

By:	/s/ Ira Glazer
	Name:	Ira Glazer
	Title:	Managing Director

PHILLYSTRAN EUROPE B.V., as Guarantor by Phillystran, Inc., its sole director

By:	/s/ Ira Glazer
	Name:	Ira Glazer
	Title:	President of Phillystran, Inc.

[Signature Page to WireCo WorldGroup Inc. Note Guarantees]

WWG PHILLYSTRAN HOLDINGS, INC.
as Guarantor

By:	/s/ Ira Glazer
	Name:	Ira Glazer
	Title:	President

PHILLYSTRAN, INC. as Guarantor

By:	/s/ Ira Glazer
	Name:	Ira Glazer
	Title:	President

[Signature Page to WireCo WorldGroup Inc. Note Guarantees]